Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-16115, No. 333-16117, No. 333-16121, No. 333-44000, No. 333-76631, No.
333-93227, and No. 333-68054 of InteliData Technologies Corporation on Form S-8 and in Registration Statements No. 333-85313, No. 333-58202, and No. 333-75146 of InteliData Technologies Corporation on Form S-3 of our report dated March 10, 2004, appearing in this Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
March 11, 2004